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                                                                    EXHIBIT 3.1



                          CERTIFICATE OF INCORPORATION

                                       OF

                            HOUSTON OPERATING COMPANY

                                    ARTICLE I

                                      NAME

         The name of the corporation ("Corporation"), shall be:
                           HOUSTON OPERATING COMPANY
                                   ARTICLE II

                                    DURATION

         The Corporation shall continue in existence perpetually unless sooner dissolved according to law.

                                   ARTICLE III

                                    PURPOSES


         The purposes for which this Corporation is organized are:

         (a) To acquire by purchase or otherwise, own, hold, lease, rent, mortgage or otherwise, to trade with and deal in real estate, lands and interests in lands and all other property of every kind and nature;

         (b) To engage in the exploration, drilling, development, and operation of oil and gas leases and other interests in oil and gas; and purchase, own, sell, assign, deal in, and otherwise acquire, own and dispose of in any manner, oil and gas or other natural resources, properties, or interests therein, including but not limited to leases, working interests, overriding royalties, production payments, or any other interest of whatever nature;

         (c) To engage in the gathering, processing, and transportation of oil, gas, and other natural resources, and to this end acquire, own, and develop plants and facilities for the gathering, processing, and transportation of oil, gas, and other natural resources and to do and cause to be done any other act or transaction necessary, convenient, or appropriate in connection with the foregoing purpose;

         (d) To manufacture, use, work, sell and deal in compounds, chemicals, biologicals, pharmaceuticals, electronics, dry goods, food stuffs, and products of all types, including the privileges or rights, owned or hereafter acquired by it for manufacturing, using and vending any machine or machines for manufacturing, working or producing any or all products, and marketing or distributing any or all products;



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         (c) To borrow money and to execute notes and obligations and security contracts therefore, to tend any of the monies or funds of the Corporation and to take evidence of indebtedness therefore; and to negotiate loans; to carry on a general mercantile and merchandise business and to purchase, sell and deal in such goods, supplies, and merchandise of every kind and nature;

         (f) To engage in the export or import business of any goods, supplies, and merchandise of every kind and nature between the United States and its territories and possessions and any and all foreign countries or between foreign countries, as principal or agent;

         (g) To do all and everything necessary, suitable, convenient, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the objects herein enumerated or incidental to the powers therein named or which shall at any time appear conducive or expedient for the protection or benefit of the Corporation, with all the powers hereafter conferred by the laws under which this Corporation is organized; and

         (h) To engage in any and all other lawful purposes, activities and pursuits, whether similar or dissimilar to the foregoing, and the Corporation shall have all the powers allowed or permitted by the laws of the State of Delaware.

                                   ARTICLE IV

                                 CAPITALIZATION


         The Corporation shall have authority to issue an aggregate of 60,000,000 shares, of which 50,000,000 shares shall be common stock having a par value of $0.001 per share ("Common Stock"), 5,000,000 shares shall be preferred stock having a par value of $0.001 per share ("Preferred Stock"), and 5,000,000 shares shall be preference stock having a par value of $0.001 per share ("Preference Stock").

                                    ARTICLE V

                                CLASSES OF STOCK


         A statement of the designations and the powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, of the shares of stock of each class which the Corporation shall be authorized to issue, is as follows:

         (a) Definitions. As used in this Article V or in any resolution adopted by the board of directors providing for the issue of any particular series of Preferred Stock or Preference Stock, the following terms shall have the following meanings, respectively:




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                  (i) The term "arrearages," whenever used in connection with dividends on any shares of Preferred Stock or Preference Stock, shall refer to the condition that exists as to dividends which (A) have not been paid or declared and set apart for payment to the date or for the period indicated, and (B) are cumulative (either unconditionally, or conditionally to the extent that the conditions have been fulfilled); but the term shall not refer to the condition that exists as to dividends, to the extent that they are non-cumulative, on such shares which shall not have been paid or declared and set apart for payment.

                  (ii) The term "stock junior to the Preferred Stock," whenever used with reference to the Preferred Stock, shall mean the Preference Stock, Common Stock and any other stock of the Corporation over which the Preferred Stock has preference or priority in the payment of dividends and in the distribution of assets on any dissolution, liquidation, or winding up of the Corporation.

                  (iii) The term "stock junior to the Preference Stock," whenever used with reference to the Preference Stock, shall mean the Common Stock and any other stock of the Corporation over which the Preference Stock has preference or priority in the payment of dividends and in the distribution of assets on any dissolution, liquidation, or winding up of the Corporation.

                  (iv) The term "subsidiary" means any corporation of which at least a majority of the outstanding stock having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation, irrespective of whether or not at the time stock of any other class or classes or such corporation shall have or might have voting power by reason of the happening of any contingency, is, at the time of determination thereof, directly or indirectly owned by the Corporation, or by one or more subsidiaries of the Corporation, or by the Corporation and one or more subsidiaries. As used in this definition, the term "corporation" shall include comparable types of business organizations authorized under the laws of any state, territory or possession of the United States or any foreign country however designated.

         (b) Preferred Stock Provisions.

         (b)(1) Authority of the Board of Directors of the Corporation Issue in Series. Preferred Stock may be issued from time to time in one or more series, each such series to have such designations, preferences, and relative, participating, optional, or other special rights and qualifications, limitations or restrictions as are expressed in this Article and in the resolution or resolutions providing for the issue of such series adopted by the board of directors as hereinafter provided. Subject to the provisions of this Article, authority is hereby granted to the board of directors to authorize the issue of one or more series of Preferred Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of each such series the following:



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                  (i) the number of shares of such series, which may
         subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the board of directors, and the distinctive designation thereof;

                  (ii)the dividend rate or rates on the shares of such series, the extent, if any, to which dividends shall cumulate (and, if cumulative, the date or dates from which dividends shall cumulate), the dates on which dividends, if declared, shall be payable and any limitations, restrictions, or conditions on the payment of such dividends;

                  (iii) the terms (including the price or prices), if any, upon which all or any part of the shares of such series may be redeemed, and any limitations, restrictions, or conditions on such redemption;

                  (iv)the amounts which the holders of the shares of such series shall be entitled to receive upon any liquidation, dissolution, or winding up of the Corporation;

                  (v) the terms, if any, of any purchase, retirement, or sinking fund to be provided for the shares of such series;

                  (vi)the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or other securities, whether or not issued by the Corporation, and the terms of such conversion or exchange;

                  (vii) the voting powers, full or limited (not to exceed one vote per share), if any, of the shares of such series;

                  (viii) the restrictions, limitations, and conditions, if any, upon issuance of indebtedness of the Corporation so long as any shares of such series are outstanding; and

                  (ix)any other preferences and relative, participating, optional, or other special rights and qualifications, limitations and restrictions thereof not inconsistent with law, the provisions of this Article, or any resolution of the board of directors of the Corporation pursuant hereto.

         All shares of any one series of Preferred Stock shall be identical with all other shares of the same series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         So long as any shares of any series of the Preferred Stock shall be outstanding, the resolution of the board of directors establishing such series shall not be amended so as adversely to affect any of the powers, preferences, or rights of the holders of the shares of such series, without the affirmative vote of the holders of at least a majority, or such greater proportion as the board of directors may set forth in the resolution establishing such series, of the shares of such series outstanding at the time




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or as of a record date fixed by the board of directors of the Corporation, but such resolution may be amended with such vote.

         (b)(2) Dividend Rights.

                  (i) The holders of the Preferred Stock of each series shall be entitled to receive when and as declared by the board of directors of the Corporation, preferential dividends in cash payable at such rate, from such date, and on such dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the provisions of this Article or by the resolutions of the board of directors providing for the issue of such series.

                  (ii) So long as any of the Preferred Stock is outstanding, no dividends (other than dividends payable in stock junior to the Preferred Stock and cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on any stock junior to the Preferred Stock, unless

                           (A) there shall be no arrearages in dividends on
                  Preferred Stock for any past dividend period, and dividends in full for the current dividend period shall have been paid or declared on all Preferred Stock (cumulative and non-cumulative);

                           (B) the Corporation shall have paid or set aside for
                  payment all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Preferred Stock of any series; and

                           (C) the Corporation shall not be in default on any of
                  its obligations to redeem any of the Preferred Stock.

                  If the date of any payment or declaration of any dividend or of making any other distribution referred to in this paragraph (ii) shall be a dividend payment date for the Preferred Stock, the reference in this paragraph to "the current dividend period" shall be inapplicable for all of the purposes hereof.

                  (iii) So long as any of the Preferred Stock is outstanding, no shares of any stock junior to the Preferred Stock shall be purchased, redeemed, or otherwise acquired by the Corporation or by any subsidiary except in connection with a reclassification or exchange of any stock junior to the Preferred Stock through the issuance or other stock junior to the Preferred Stock, or the purchase, redemption, or other acquisition of any stock junior to the Preferred Stock with proceeds of a reasonably contemporaneous sale of other stock junior to the Preferred Stock, nor shall any funds be set aside or made available for any sinking fund for the purchase, redemption, or other acquisition of any stock junior to the Preferred Stock, unless




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                           (A) there shall be no arrearages in dividends on
                  Preferred Stock for any past dividend period;

                           (B) The Corporation shall have paid or set aside for
                  payment all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Preferred Stock of any series, and

                           (C) The Corporation shall not be in default on any of
                  its obligations to redeem any of the Preferred Stock.

                  (iv) Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, property, or stock junior to the Preferred Stock) as may be determined by the board of directors of the Corporation may be declared and paid on the shares of any stock junior to the Preferred Stock from time to time.

                  (v) Dividends shall not be declared or paid or set aside for payment on any series of Preferred Stock unless there shall be no arrearages in dividends on all other series of Preferred Stock for any past dividend period and dividends in full for the current dividend period shall have been paid or declared on all Preferred Stock to the extent that such dividends are cumulative and any dividends paid or declared when dividends are not so paid or declared in full shall be shared ratably by the holders of all series of Preferred Stock in proportion to such respective arrearages and unpaid and undeclared current cumulative dividends.

         (b)(3) Liquidation Rights.

                  (i) In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive the full preferential amount fixed by this Article or by the resolutions of the Board of Directors of the Corporation providing for the issue of such series, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders or any stock junior to the preferred Stock. After such payment in full to the holders of the Preferred Stock, the remaining assets of the Corporation shall then be distributed exclusively among the holders of any stock junior to the Preferred Stock, according to their respective interests.

                  (ii) If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the Preferred Stock of the respective series in the event of a liquidation, dissolution, or winding up, then the assets available for distribution to holders of the Preferred Stock shall be distributed ratably to such holders in proportion to the full preferential amounts payable on the respective shares.



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                  (iii) A consolidation or merger of the Corporation with or into one or more other corporations or a sale of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary.

         (b)(4) Status of Preferred Stock Purchased, Redeemed, or Converted. Shares of Preferred Stock purchased, redeemed, or converted into or exchanged for shares of any other class or series, and unissued shares of any series of Preferred Stock which cease to be designated as to series by reason of a decrease in the number of shares of such series as herein provided, shall be deemed to be authorized but unissued shares of Preferred Stock undesignated as to series.

         (b)(5) Restrictions on Certain Corporate Action. Subject to the provisions of subsection (e)(4) of this Article V, so long as any shares of the Preferred Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Preferred Stock outstanding at the time or as of a record date fixed by the board of directors:

                  (i) create or authorize any class of stock ranking prior to or on a parity with the Preferred Stock with respect to the payment of dividends or the distribution of assets; or

                  (ii) amend the Certificate of Incorporation of the Corporation so as adversely to affect any of the preferences or other rights of the holders of the Preferred Stock; provided, however, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preferred Stock then outstanding, the affirmative vote of, and only of, the holders of at least a majority of the shares of all series so adversely affected, voting as a single class, shall be required.

         (c) Preference Stock Provisions.

         (c)( 1) Authority of the Board of Directors of the Corporation To Issue in Series. Preference Stock may be issued from time to time in one or more series, each such series to have such designations, preferences, and relative, participating, optional or other special rights and qualifications, limitations or restrictions as are expressed in this Article and in the resolution or resolutions providing for the issue of such series adopted by the board of directors as hereinafter provided. Subject to the provisions of this Article, authority is hereby granted to the board of directors to authorize the issue of one or more series of Preference Stock and, with respect to each series, to fix by resolution or resolutions providing for the issue of each such series the following:

                  (i) the number of shares of such series, which may, except as otherwise provided in any resolution of the board of directors of the Corporation providing for the issuance of a series of Preferred Stock, subsequently be increased or decreased (but not below the number of shares of such series then outstanding) by resolution of the board of directors, and the distinctive designation thereof;




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                  (ii) the dividend rate or rates on the shares of such series, the extent, if any, to which dividends shall cumulate (and, if cumulative, the date or dates from which dividends shall cumulate), the dates on which dividends, if declared, shall be payable and any limitations, restrictions, or conditions on the payment of such dividends;

                  (iii) the terms (including the price or prices), if any, upon which all or any part of the shares of such series may be redeemed, and any limitations, restrictions, or conditions on such redemption;

                  (iv) the amounts which the holders of the shares of such series shall be entitled to receive upon any liquidation, dissolution, or winding up of the Corporation;

                  (v) the terms, if any, of any purchase, retirement, or sinking fund to be provided for the shares of such series;

                  (vi) the terms, if any, upon which the shares of such series shall be convertible into or exchangeable for shares of any other series, class or classes, or other securities, whether or not issued by the Corporation, and the terms of such conversion or exchange;

                  (vii) the voting powers, full or limited (not to exceed one vote per share), if any, of the shares of such series;

                  (ix) any other preferences and relative, participating, optional, or other special rights and qualifications, limitations, and restrictions thereof not inconsistent with law, the provisions of this Article or any resolution of the board of directors of the Corporation pursuant hereto.

         All shares of any one series of Preference Stock shall be identical with all other shares of the same series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

         So long as any shares of any series of the Preference Stock shall be outstanding, the resolution of the board of directors establishing such series shall not be amended so as adversely to affect any of the powers, preferences, or rights of the holders of the shares of such series, without the affirmative vote of the holders of at least a majority, or such greater proportion as the board of directors may set forth in the resolution establishing such series, of the shares of such series outstanding at the time or as of a record date fixed by the board of directors of the Corporation, but such resolution may be so amended with such vote.

         (c)(2) Dividend Rights.

                  (i) Subject to the rights of the holders of the Preferred Stock and of any other series of Preference Stock, the holders of the Preference Stock of each series shall be entitled to receive, when and as declared by the board of directors of the Corporation, preferential




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         dividends in cash payable at such rate, from such date, and on such dividend payment dates and, if cumulative, cumulative from such date or dates, as may be fixed by the provisions of this Article or by the resolutions of the board of directors providing for the issue of such series.

                  (ii) So long as any of the Preference Stock is outstanding, no dividends (other than dividends payable in stock junior to the Preference Stock and cash in lieu of fractional shares in connection with any such dividend) shall be paid or declared in cash or otherwise, nor shall any other distribution be made, on any stock junior to the Preference Stock, unless

                           (A) there shall be no arrearages in dividends on
                  Preference Stock for any past dividend period, and dividends in full for the current dividend period shall have been paid or declared on all Preference Stock (cumulative and non-cumulative);

                           (B) the Corporation shall have paid or set aside for
                  payment all amounts, if any, then or theretofore required to be paid or set aside for all purchase, retirement, and sinking funds, if any, for the Preference Stock of any series; and

                           (C) the Corporation shall not be in default on any of
                  its obligations to redeem any of the Preference Stock.

                  If the date of any payment or declaration of any dividend or of making any other distribution referred to in this paragraph (ii) shall be a dividend payment date for the Preference Stock, the reference in this paragraph to "the current dividend period" shall be inapplicable for all of the purposes hereof.

                  (iii) Subject to the foregoing provisions and not otherwise, such dividends (payable in cash, property, or stock junior to the Preference Stock) as may be determined by the board of directors of the Corporation may be declared and paid on the shares of any stock junior to the Preference Stock from time to time.

                  (iv) If the resolution of the board of directors establishing any series of Preference Stock provides that dividends on the shares of such series shall have priority over the payment of dividends on the shares of any other series of Preference Stock, dividends on the shares of such other series of Preference Stock shall not be paid unless dividends on the series entitled to such priority shall have been paid in full, including any arrearages which may exist with respect thereto. Subject to any resolutions of the board of directors establishing a priority or priorities as aforesaid, dividends shall not be declared or paid or set aside for payment on any series of Preference Stock unless there shall be no arrearages in dividends on all other series of Preference Stock for any past dividend period and dividends in full for the current dividend period shall have been paid or declared on all other series of Preference Stock to the extent that



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         such dividends are cumulative and any dividends paid or declared when dividends are not so paid or declared in full shall be shared ratably by the holders of all series of Preference Stock in proportion to such respective arrearages and unpaid and undeclared current cumulative dividends.

         (c)(3) Liquidation Rights.

                  (i) Subject to the rights of the holders of the Preferred Stock and of any other series of Preference Stock, in the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Preference Stock of each series shall be entitled to receive the full preferential amount fixed by this Article or by the resolutions of the board of directors of the Corporation providing for the issue of such series, including any arrearages in dividends thereon to the date fixed for the payment in liquidation, before any distribution shall be made to the holders of any stock junior to the Preference Stock. After such payment in full to the holders of the Preference Stock, the remaining assets of the Corporation shall then be distributed exclusively among the holders of any stock junior to the Preference Stock, according to their respective interests.

                  (ii) If the resolution of the board of directors establishing any series of Preference Stock provides that the full preferential amount payable in the event of a liquidation, dissolution or winding up of the Corporation with respect to such series shall be distributed prior to the distribution of the preferential amount payable with respect to any other series of Preference Stock, then no such amount shall be distributed to the holders of the shares of such other series unless the amount distributable on the series entitled to such priority has been distributed in full. If the assets of the Corporation are insufficient to permit the payment of the full preferential amounts payable to the holders of the Preference Stock of the respective series in the event of a liquidation, dissolution, or winding up, then the assets available for distribution to holders of the Preference Stock shall be distributed first to the holders of any series of Preference Stock in accordance with any priorities established as aforesaid, and then ratably to the holders of the remaining series of Preference Stock in proportion to the full preferential amounts payable on the shares of such series.

                  (iii) A consolidation or merger of the Corporation with or into one or more other corporations or a sale of all or substantially all of the assets of the Corporation shall not be deemed to be a liquidation, dissolution, or winding up, voluntary or involuntary.

         (c)(4) Status of Preference Stock Purchased, Redeemed or Converted. Shares of Preference Stock purchased, redeemed or converted into or exchanged for shares of any other class or series, and unissued shares of any series of Preference Stock which cease to be designated as to series by reason of a decrease in the number of shares of such series as herein provided, shall be deemed to be authorized but unissued shares of Preference Stock undesignated as to series.



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         (c)(5) Restrictions on Certain Corporate Action. Subject to the
provisions of subsection (e)(4) of this Article V, so long as any shares of the Preference Stock shall be outstanding, the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of the Preference Stock outstanding at the time or as of a record date fixed by the board of directors:

                  (i) create or authorize any class of stock ranking prior to or on a parity with the Preference Stock with respect to the payment of dividends or the distribution of assets; or

                  (ii) amend the Certificate of Incorporation of the Corporation so as adversely to affect any of the preferences or other rights of the holders of the Preference Stock, provided, however, that if any such amendment would adversely affect any of the preferences or other rights of the holders of one or more, but less than all, of the series of the Preference Stock then outstanding, the affirmative vote of, and only of, the holders of at least a majority of the shares of all series so adversely affected, voting as a single class, shall be required.

         (d) Common Stock Provisions.

         (d)(1) Dividend Rights. Subject to provisions of law and the preferences of the Preferred Stock and Preference Stock, the holders of the Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the board of directors of the Corporation.

         (d)(2) Voting Rights. The holders of the Common Stock shall have one vote for each share held on each matter submitted to a vote of the stockholders of the Corporation.

         (d)(3) Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of the Preferred Stock and Preference Stock may be entitled, the holders of the Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

         (e) Other Provisions.

         (e)(1) Authority for Issuance of Shares. The board of directors of the Corporation shall have authority to authorize the issuance, from time to time without any vote or other action by the stockholders, of any or all shares of stock of the Corporation of any class at any time authorized, and any securities convertible into or exchangeable for any such shares, in each case to such persons and for such consideration and on such terms as the board of directors from time to time in its discretion lawfully may determine; provided, however, that the consideration for the issuance of shares of stock of the Corporation having par value shall not be less than such par value. Shares so issued, for which the full consideration determined by the board of directors has been paid to the Corporation, shall



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be fully paid stock, and the holders of such stock shall not be liable for any further call or assessments thereon.

         (e)(2) No Preemptive Rights. Unless otherwise provided in the resolution of the board of directors providing for the issue of any series of Preferred Stock or Preference Stock, no holder of shares of any class of the Corporation or of any security or obligation convertible into, or of any warrant, option, or right to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized, shall, as such holder, have any preemptive right whatsoever to purchase, subscribe for, or otherwise acquire, shares of any class of the Corporation, whether now or hereafter authorized.

         (e)(3) Abandonment of Dividends and Distributions. Anything herein contained into the contrary notwithstanding, any and all right, title, interest, and claim in and to any dividends declared, or other distributions made, by the Corporation, whether in cash, stock, or otherwise, which are unclaimed by the stockholder entitled thereto for a period of six years after the close of business on the payment date, shall be and be deemed to be extinguished and abandoned; and such unclaimed dividends or other distributions in the possession of the Corporation, its transfer agents, or other agents or depositories, shall at such time become the absolute property of the Corporation, free and clear of any and all claims of any persons whatsoever.

         (e)(4) Certain Amendments. Except as otherwise provided in this Article or resolutions of the board of directors providing for the issue of any series of Preferred Stock or Preference Stock, the number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares of such series then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, voting as a single class.

                                   ARTICLE VI

                             LIMITATION ON LIABILITY


         A director of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except (a) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under section 174 of the General Corporation Law of Delaware as it may from time to time be amended or any successor provision thereto, or (d) for any transaction from which a director derived an improper personal benefit.

                                   ARTICLE VII

                            TAKEOVER STATUTE ELECTION


         The Corporation hereby expressly elects not to be governed by the provisions of section 203 of the General Corporation Law of the state of Delaware, which provision shall not apply to the Corporation.





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

                                  ARTICLE VIII

                                 INDEMNIFICATION


         The Corporation should have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise to the full extent permitted by the General Corporation Law of the state of Delaware on the date hereof and as the same may be amended from time to time.

                                   ARTICLE IX

                     REGISTERED OFFICE AND REGISTERED AGENT


         The name and address of the Corporation's registered agent in the state of Delaware is The Corporation Trust Company, 1209 Orange Street, in the city of Wilmington, county of New Castle, Delaware. Either the registered office or the registered agent may be changed in the manner provided by law.

                                    ARTICLE X

                                    AMENDMENT


         The Corporation reserves the right to amend, alter, change, or repeal all or any portion of the provisions contained in its Certificate of Incorporation from time to time in accordance with the laws of the state of Delaware, and, except as otherwise set forth herein, all rights conferred on stockholders herein are granted subject to this reservation.

                                   ARTICLE XI

                        ADOPTION AND AMENDMENT OF BYLAWS


         The initial bylaws of the Corporation shall be adopted by the board of directors. The power to alter, amend, or repeal the bylaws or adopt new bylaws shall be vested in the board of directors, but the stockholders of the Corporation may also alter, amend, or repeal the bylaws or adopt new bylaws. The bylaws may contain any provisions for the regulation or management of the affairs of the Corporation not inconsistent with the laws of the state or Delaware now or hereafter existing.

                                   ARTICLE XII

                                    DIRECTORS


         The governing board of the Corporation shall be known as the board of directors. The number of directors comprising the board of directors




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


shall be fixed and may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, except that at no time shall there be less than one nor more than eleven directors. The initial board of directors shall be appointed by the sole incorporator following formation of the Corporation as provided in section 108 of the General Corporation Law of Delaware.

                                  ARTICLE XIII

                                  INCORPORATORS


         The name and mailing address of the sole incorporator signing this certificate of incorporation is as follows:



               Name                                     Address
         --------------                    ---------------------------------

         Mark E. Lehman                    136 South Main Street, Suite 721
                                           Salt Lake City, Utah 84101

         The undersigned, being the sole incorporator herein before named, for the purpose of forming a corporation pursuant to the General Corporation Law of the state of Delaware, makes this certificate, hereby declaring and certifying that this is his act and deed and that the facts herein stated are true, and accordingly has hereunto set his hand this 30th day of August, 1989.


                                           /s/ MARK E. LEHMAN
                                           ---------------------------------
                                           Mark E. Lehman


STATE OF UTAH       )
                    :ss
COUNTY OF SALT LAKE)

         1, a notary public, hereby certify that on the 30th day of August, 1989, personally appeared before me Mark E. Lehman, who being by me first duly sworn, declared that he signed the foregoing instrument as his own act and deed and that the facts stated therein are true.

         WITNESS MY HAND AND OFFICIAL SEAL.



                                            /s/  [Signature Illegible]
                                           ---------------------------------
                                           N O T A R Y    P U B L I C
                                           Residing in Salt Lake City, Utah
                                                       ---------------------


My Commission Expires:


          10-25-91
------------------------------





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